Exhibit 2.1

                                SECOND AMENDMENT
                                       TO
                          AGREEMENT AND PLAN OF MERGER
                                 BY AND BETWEEN
                               TOWER BANCORP, INC.
                                       AND
                            FNB FINANCIAL CORPORATION

      WHEREAS, Tower Bancorp, Inc. ("Tower") and FNB Financial Corporation ("FNB") have entered into an Agreement and Plan of Merger dated September 21, 2005, as amended on December 14, 2005 (the "Agreement");

      WHEREAS, Tower and FNB intend that unless specifically defined herein, all capitalized terms in this Agreement shall have the same meaning as the defined terms in the Agreement;

      WHEREAS, Tower and FNB mutually agree to amend and modify Section 7.01(b)(ii) of the Agreement to extend the termination date of the Agreement until June 30, 2006;

      WHEREAS, Tower and FNB believe that this amendment is in the best interests of all parties.

      NOW, THEREFORE, in consideration of the foregoing and of the mutual agreements and conditions contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Tower and FNB, intending to be legally bound, agree as follows:

1. Effective as of the date of this amendment, Section 7.01(b)(ii) of the Agreement is amended and restated as follows:

      (ii) If the Closing Date shall not have occurred prior to June 30, 2006 (except that if the Closing Date shall not have occurred by such date because of a breach of this Agreement by a party hereto, such breaching party shall not be entitled to terminate this Agreement in accordance with this provision);

2. The parties further agree that this amendment is an amendment within the meaning of Section 8.03 of the Agreement and that this amendment complies with the terms and provisions thereof.

3. Except as provided in this amendment, all terms and conditions of the Agreement remain in full force and effect.

                            (Signature Page Follows)

IN WITNESS WHEREOF, the parties hereto have caused this amendment to be executed in counterparts by their duly authorized officers and their corporate seals to be affixed thereon this 9th day of May 2006.

ATTEST:                                 TOWER BANCORP, INC.


By: /s/ John H. McDowell, Sr.           By: /s/ Jeffrey B. Shank
    ------------------------------          -----------------------------
    John H. McDowell, Sr.                   Jeffrey B. Shank
    Secretary                               President & CEO


ATTEST:                                 FNB FINANCIAL CORPORATION


By: /s/ Margaret A. Kobel               By: /s/ John C. Duffey
    ------------------------------          -----------------------------
    Margaret A. Kobel                       John C. Duffey
    Secretary                               President & CEO